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                                                                      Exhibit 23

                     [LETTERHEAD OF PUGH & COMPANY, P.C.]


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
United Tennessee Bankshares, Inc.
Newport, Tennessee

We consent to incorporation by reference in the Registration Statement (No. 333-41571 and 333-82803) on Form S-8 of United Tennessee Bankshares, Inc. of our report dated March 20, 2000, relating to the consolidated statements of financial condition of United Tennessee Bankshares, Inc. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-KSB of United Tennessee Bankshares, Inc. and subsidiary.


                                            /s/ Pugh & Company, P.C.
                                            Certified Public Accountants
                                            Knoxville, Tennessee
                                            March 24, 2000